Exhibit 99.2

                                                                  MEDIA CONTACT:
                                                                  James C. Rowan
                                                          Office: (860) 722-5180


FOR IMMEDIATE RELEASE

              HSB GROUP ANNOUNCES STOCK SPLIT AND DECLARES DIVIDEND

HARTFORD, Conn., April 21, 1998 -- HSB Group, Inc.'s (NYSE: HSB) Board of Directors today approved a three-for-two stock split for shares held of record on May 1, 1998. Additional shares resulting from the split will be distributed on or about May 22, 1998.

In addition, the company declared a regular quarterly dividend of 40 cents per share (post split), payable July 30, 1998, to shareholders of record on July 10, 1998.

HSB Group, Inc. (HSB) is a global provider of insurance products and engineering management consulting services. HSB is the parent company of The Hartford Steam Boiler Inspection and Insurance Company, founded in 1866 and the largest provider of equipment breakdown insurance in the world.

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